EXHIBIT 21.1

                          LINEAR TECHNOLOGY CORPORATION

                              LIST OF SUBSIDIARIES



                    1.          Linear Technology (U.K.) Limited

                    2.          Linear Technology KK

                    3.          Linear Technology GmbH

                    4.          Linear Technology S.A.R.L.

                    5.          Linear Technology PTE

                    6.          Linear Technology Foreign Sales Corporation

                    7.          Linear Technology (Taiwan) Corporation

                    8.          Linear Technology Korea

                    9.          Linear Semiconductor Sdn Bhd

                   10.          Linear Technology A.B. (Sweden)

                                       20